Exhibit 10.15
SECOND AMENDMENT TO THE
RECEIVABLES FINANCING AGREEMENT
     THIS SECOND AMENDMENT TO THE RECEIVABLES FINANCING AGREEMENT, dated as of December 27, 2007 (this “Amendment”), is entered into by and among PALISADES ACQUISITION XVI, LLC, a Delaware limited liability company (the “Borrower”), PALISADES COLLECTION, L.L.C., a Delaware limited liability company (the “Servicer”), FAIRWAY FINANCE COMPANY, LLC ( the “Lender”), BMO CAPITAL MARKETS CORP. (“BMO CM”), as Administrator for the Lender (in such capacity, the “Administrator”) and as collateral agent for the Secured Parties (in such capacity, the “Collateral Agent”), and BANK OF MONTREAL (“BMO”), as liquidity agent for the Liquidity Providers (in such capacity, the “Liquidity Agent”). Capitalized terms used and not otherwise defined herein are used as defined in the Receivables Financing Agreement, dated as of March 2, 2007 (as amended, supplemented or otherwise modified, the “Receivables Financing Agreement”), among the Borrower, the Servicer, the Lender, the Administrator, the Collateral Agent and the Liquidity Agent.
     WHEREAS, the parties hereto desire to amend the Receivables Financing Agreement in certain respects as provided herein;
     NOW THEREFORE, in consideration of the premises and other material covenants contained herein, the parties hereto agree as follows:
     SECTION 1. Amendments. The Receivables Financing Agreement is hereby amended as follows:
     1.1 The definition of “Collection Rate” as set forth in Section 1.1 of the Receivables Financing Agreement is hereby amended and restated in its entirety to read as follow:
     “Collection Rate” means, for any Pool as of the last day of any Collection Period, the quotient (expressed as a percentage) of (i) the cumulative Collections for such Pool (net of the corresponding Servicing Fees) received from January 1, 2008 through such date, divided by (ii) the Expected Pool Collections for such Pool from January 1, 2008 through such date.
     1.2 The definition of “Expected Pool Collections” as set forth in Section 1.1 of the Receivables Financing Agreement is hereby amended and restated in its entirety to read as follow:
     “Expected Pool Collections” means, as of any date of determination and for any Pool, the amount of collections expected to be received on such Pool through such date (net of the corresponding expected Servicing Fees) in accordance with the “cumulative collection curve” provided to the Administrator on December 27, 2007 (or any reduced, but not increased, “cumulative collection curve” (prepared in the event of an accounting impairment taken with respect to such Pool) required to be subsequently provided to the Administrator).
     1.3 The definition of “Rolling Collection Rate” is hereby added to Section 1.1 of the Receivables Financing Agreement in alphabetical order as follows:
     “Rolling Collection Rate” means, as of the last day of any specified Collection Periods, the quotient (expressed as a percentage) of (i) the Collections for all Pools (net of the corresponding Servicing Fees) during such Collection Periods, divided by (ii) the Expected Collections for all Pools (based on the “cumulative collection curve” provided to the Administrator on December 27, 2007) for such Collection Periods.
     1.4 The definition of “Program Fee” as set forth in Section 1.1 of the Receivables Financing Agreement is hereby amended and restated in its entirety to read as follows:
     “Program Fee” has the meaning set forth in the Fee Letter, plus, with respect to the Distribution Date occurring on January 10, 2008, $475,000, payable on January 10, 2008.
     1.5 Section 10.1 is hereby amended by adding a new paragraph at the end thereof to be and to read as follows:
     10.1.14 Rolling Collection Rate. The Rolling Collection Rate (i) for any two consecutive Collection Periods (commencing with the January and February 2008 Collection Periods), is less than 85% or (ii) for any three consecutive Collection Periods (commencing with the January, February and March 2008 Collection Periods), is less than 95%.
     SECTION 2. Receivables Financing Agreement in Full Force and Effect as Amended.
     Except as specifically amended hereby, the Receivables Financing Agreement shall remain in full force and effect. All references to the Receivables Financing Agreement shall be deemed to mean the Receivables Financing Agreement as modified hereby. This Amendment shall not constitute a novation of the Receivables Financing Agreement, but shall constitute an amendment thereof. The parties hereto agree to be bound by the terms and conditions of the Receivables Financing Agreement, as amended by this Amendment, as though such terms and conditions were set forth herein.
     SECTION 3. Miscellaneous.
          A. On and as of the date hereof, the Borrower hereby confirms, reaffirms and restates the representations and warranties set forth in Section 8.1 of the Receivables Financing Agreement mutatis mutandis, except to the extent that such representations and warranties expressly relate to a specific earlier date in which case the Borrower hereby confirms, reaffirms and restates such representations and warranties as of such earlier date.

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          B. This Amendment may be executed in any number of counterparts, and by the different parties hereto on the same or separate counterparts, each of which when so executed and delivered shall be deemed to be an original instrument but all of which together shall constitute one and the same agreement. The effectiveness of this Amendment is subject to the condition precedent that the Administrator shall have received counterparts of this Amendment, duly executed by all parties hereto.
          C. The descriptive headings of the various sections of this Amendment are inserted for convenience of reference only and shall not be deemed to affect the meaning or construction of any of the provisions hereof.
          D. This Amendment may not be amended or otherwise modified except as provided in the Receivables Financing Agreement.
          E. Each of the Administrator and the Lender do not waive and have not waived, and hereby expressly reserve, its right at any time to take any and all actions, and to exercise any and all remedies, authorized or permitted under the Receivables Financing Agreement, as amended, or any of the other Transaction Documents, or available at law or equity or otherwise.
          F. The Borrower agrees to pay and reimburse the Administrator for all its reasonable costs and out-of-pocket expenses incurred in connection with the preparation and delivery of this Amendment, including, without limitation, the reasonable fees and disbursements of counsel to the Administrator.
          G. Any provision in this Amendment which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.
          H. THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO ANY OTHERWISE APPLICABLE CONFLICTS OF LAW PRINCIPLES (OTHER THAN THOSE SET FORTH IN SECTION 5-1401 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW YORK).
[Signature Pages Follow]

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          IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered by their proper and duly authorized officers as of the 27th of December, 2007.

PALISADES ACQUISITION XVI, LLC, as Borrower
By:	/s/ Gary Stern
	Name:	Gary Stern
	Title:	Manager

BMO CAPITAL MARKET CORP., as Administrator and as Collateral Agent
By:	/s/ John Pappano
	Name:	John Pappano
	Title:	Managing Director

FAIRWAY FINANCE COMPANY, LLC, as Lender
By:	/s/ Orlando Figueroa
	Name:	Orlando Figueroa
	Title:	Vice President

PALISADES COLLECTION, L.L.C, as Servicer
By:	/s/ Gary Stern
	Name:	Gary Stern
	Title:	Manager

BANK OF MONTREAL, as Liquidity Agent
By:	/s/ Gary Herron
	Name:	Gary Herron
	Title:	Vice President

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